Exhibit 99

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those disclosed in the statement. We wish to take advantage of the “safe harbor” provisions of the Act and provide you with a description of some of the risks that affect our business. Some of these risks are discussed in greater detail under the heading “Risk Factors” in Item 1A of this Form 10-K, which is incorporated herein by reference. Others are identified and/or updated throughout the year in our Form 10-Q periodic reports and our other public disclosure documents.

Certain information in this Form 10-K, including statements regarding future financial performance and the expectations and objectives of management, is forward-looking. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could” or “may.” The following factors, in addition to other factors set forth in this Form 10-K and in other press releases, communications, or filings made with the SEC or the Canadian securities regulators, and other possible factors we have not identified, could affect our actual results and cause such results to differ materially from those anticipated in forward-looking statements.

Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel, qualified franchisees, real estate sites and type and quality of food. Our company and its franchisees compete with international, regional and local organizations, primarily through the quality, variety, and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising/marketing and operational programs, price and new product development by us and our competitors are also important factors. Certain of our competitors, most notably in the U.S., have substantially larger marketing budgets.

Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic and political conditions, consumer preferences and perceptions (including food safety, health or dietary preferences and perceptions), spending patterns, consumer confidence, demographic trends, seasonality, weather events and other calamities, traffic patterns, the type, number and location of competing restaurants, enhanced governmental regulation (including nutritional and franchise regulations), changes in capital market conditions that affect valuations of restaurant companies in general or the value of our stock in particular, litigation relating to food quality, handling or nutritional content, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, higher energy and/or fuel costs, food costs, the cost and/or availability of a qualified workforce and other labour issues, benefit costs, legal claims, legal and regulatory compliance, new or additional sales tax on our products, disruptions in our supply chain or changes in the price, availability and shipping costs of supplies, and utility and other operating costs, also affect restaurant operations and expenses and impact same-store sales and growth opportunities. The ability of our company and its franchisees to finance new restaurant development, improvements and additions to existing restaurants, acquire and sell restaurants, and pursue other strategic initiatives (such as acquisitions and joint ventures), are affected by economic conditions, including interest rates and government policies impacting land and construction costs and the cost and availability of borrowed funds. In addition, unforeseen catastrophic or widespread events affecting the health and/or welfare of large numbers of people in the markets in which our restaurants are located and/or which otherwise cause a catastrophic loss or interruption in our ability to conduct our business, would affect our ability to maintain and/or increase sales and build new restaurants.

The Importance of Canadian Segment Performance and Brand Reputation. Our financial performance is highly dependent upon our Canadian operating segment, which accounted for approximately 92% of our consolidated revenues, and all of our profit, in 2007. Any substantial or sustained decline in our Canadian business would materially and adversely affect our financial performance. Our success is also dependent on our ability to maintain and enhance the value of our brand, our customers’ connection to our brand, and a positive relationship with our franchisees. Brand value can be severely damaged, even by isolated incidents, including those beyond our control such as actions taken or not taken by our franchisees relating to health or safety, litigation and claims, security breaches or other fraudulent activities associated with our electronic payment systems, and incidents occurring at or affecting our strategic business partners, affiliates, or corporate social responsibility programs.

Factors Affecting Growth. There can be no assurance that we will be able to achieve new restaurant growth objectives or same-store sales growth in Canada or the U.S. Our success depends on various factors, including many of the factors set forth in this cautionary statement, as well as sales levels at existing restaurants and factors affecting construction costs generally. In addition, the U.S. markets in which we seek to expand may have competitive conditions (including higher construction, occupancy, or operating costs), consumer tastes, or discretionary spending patterns that may differ from our existing markets, and our brand is largely unknown in many U.S. markets. There can be no assurance that we will be able to successfully adapt our brand, development efforts, and restaurants to these differing market conditions. In addition, early in the development of new markets, the opening of new restaurants may have a negative effect on the same-store sales of existing restaurants in the market. In some of our U.S. markets, we have not yet achieved the level of penetration needed in order to drive brand recognition, convenience, increased leverage to marketing dollars, and other benefits we believe penetration yields. When we franchise locations in certain U.S. markets, this can result in increased franchisee relief and support costs, which lowers our earnings. We may also continue to selectively close restaurants in the U.S. that are not achieving acceptable levels of profitability or change our growth strategies over time, where appropriate.

Manufacturing and Distribution Operations. The occurrence of any of the following factors is likely to result in increased operating costs and depressed profitability of our distribution operations and may also damage our relationship with franchisees: higher transportation costs; shortages or changes in the cost or availability of qualified workforce and other labour issues; equipment failures; disruptions (including shortages or interruptions) in our supply chain; price fluctuations; climate conditions; inflation; decreased consumer discretionary spending and other changes in general economic and political conditions driving down demand; physical, environmental or technological disruptions in our own or our suppliers’ manufacturing and/or warehouse facilities or equipment; changes in international commodity markets (especially for coffee, which is highly volatile in price and supply, palm/soybean oil and wheat); and the adoption of additional environmental or health and safety laws and regulations. Our manufacturing and distribution operations in the U.S. are also subject to competition from other qualified distributors, which could reduce the price we can charge for supplies sold to U.S. franchisees. Additionally, there can be no assurance that our company and its joint venture partner will continue with the Maidstone Bakeries joint venture. If the joint venture terminates, it may be necessary, under certain circumstances, for our company to build its own par-baking facility or find alternate products or production methods.

Government Regulation. We and our franchisees are subject to various federal, state, provincial, and local (“governmental”) laws and regulations. The development and operation of restaurants depend to a significant extent on the selection, acquisition, and development of suitable sites, which are subject to laws and regulations regarding zoning, land use, environmental matters (including drive thrus), traffic, franchise, design and other matters. Additional governmental laws and regulations affecting our company and its franchisees include: business licensing; franchise laws and regulations; health, food preparation, sanitation and safety; labour (including applicable minimum wage requirements, overtime, working and safety conditions, family leave and other employment matters, and citizenship requirements); nutritional disclosure and advertising; tax; employee benefits; accounting; and anti-discrimination. Changes in these laws and regulations, or the implementation of additional regulatory requirements, particularly increases in applicable minimum wages, taxes or franchise requirements, may adversely affect our financial results.

Foreign Exchange Fluctuations. Our Canadian restaurants are vulnerable to increases in the value of the U.S. dollar as certain commodities, such as coffee, are priced in U.S. dollars in international markets. Conversely, our U.S. restaurants are impacted when the U.S. dollar falls in value relative to the Canadian dollar, as U.S. operations would be less profitable because of the increase in U.S. operating costs resulting from the purchase of supplies from Canadian sources. Increases in these costs could make it harder to expand into the U.S. and increase relief and support costs to U.S. franchisees, affecting our earnings. In addition, our U.S. operations contribute less to our consolidated results when the U.S. dollar declines in relation to the Canadian dollar. Fluctuations in the values of Canadian and U.S. dollars can also affect the value of our common stock and any dividends we pay. See also Part II, Item 5 of our Annual Report on Form 10-K for additional information on our dividend policy and payment and foreign exchange impacts.

Mergers, Acquisitions and Other Strategic Transactions. We intend to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures, which are subject to many of the same risks that also affect new store development. In addition, these transactions involve various other risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; our ability to achieve projected economic and operating synergies; difficulties successfully integrating, operating, maintaining and managing newly-acquired operations or employees; difficulties maintaining uniform standards, controls, procedures and policies; the possibility we could incur impairment charges if an acquired business performs below expectations; unanticipated changes in business and economic conditions affecting an acquired business; ramp-up costs, whether anticipated or not; and diversion of management’s attention from the demands of the existing business. In addition, there can be no assurance that we will be able to complete desirable transactions, for reasons including a failure to secure financing, as a result of limitations of the IRS ruling under Section 355 in connection with our separation from Wendy’s, or restrictive covenants in debt instruments or other agreements with third parties, including the Maidstone Bakeries joint venture arrangements.

Privacy Protection. If we fail to comply with new and/or increasingly demanding laws and regulations regarding the protection of customer, employee and/or business data, or if we experience a significant breach of customer, employee or company data, our reputation could be damaged, which could result in lost sales and reduced profitability. Also, our failure to protect data or comply with privacy laws could result in fines, lawsuits, diversion of management attention, and potential liability to third parties. The introduction of credit payment systems and our reloadable cash card makes us more susceptible to a risk of loss in connection with these issues, particularly with respect to an external security breach of customer information that we or third parties under arrangements with us control.

Other Factors. The following factors could also cause our actual results to differ from our expectations: an inability to retain executive officers and other key personnel or attract additional qualified management personnel to meet business needs; an inability to adequately protect our intellectual property and trade secrets from infringement actions or unauthorized use by others (including in certain international markets that have uncertain or inconsistent laws and/or application with respect to intellectual property and contract rights); operational or financial shortcomings of franchised restaurants and franchisees; liabilities and losses associated with owning and leasing significant amounts of real estate; failures of or inadequacies in computer systems at restaurants, the distribution facilities, our manufacturing facilities, the Maidstone Bakeries facility, or at our office locations, including those that support, secure, track and/or record electronic payment transactions; the transition to an integrated financial system, which could present risks of maintaining and designing internal controls and SOX 404 compliance; litigation matters, including obesity litigation; health and safety risks or conditions of our restaurants associated with design, construction, site location and development and/or certain equipment utilized in operations; employee claims for employment or labour matters, including wage and hour claims; falsified claims; implementation of new or changes in interpretation of U.S. GAAP policies or practices; and potential unfavorable variance between estimated and actual liabilities and volatility of actuarially-determined losses and loss estimates.

Readers are cautioned not to place undue reliance on forward-looking statements contained in this Form 10-K, which speak only as of the date hereof. Except as required by federal or provincial securities laws, we undertake no obligation to publicly release any revisions to the forward-looking statements contained in this Form 10-K, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events.